EXHIBIT 23.1

CONSENT OF BAUM & COMPANY, P.A. REGISTERED AUDITOR

1688 Meridian Ave.

Suite 504

Miami Beach, FL 33139

Force Protection Video Equipment Corp.

130 Iowa Lane

Suite 102

Cary, NC 27511

Dear Sir/Madam

We hereby consent to the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated June 16, 2016, relating to the financial statements of Force Protection Video Equipment Corp which are contained in this prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Baum & Company, P.A.

Miami Beach, FL 33139

January 30, 2017